BIOLASE REPORTS 2016 SECOND QUARTER AND SIX-MONTH RESULTS

IRVINE, CA (August 1, 2016) — BIOLASE, Inc. (NASDAQ:BIOL), the global leader in dental lasers, today reported its financial results for the second quarter and six months ended June 30, 2016.

2016 Second Quarter highlights with comparisons to 2015 Second Quarter include:

Worldwide revenue of $13.8 million increased $1.9 million, or 16%, with a 22% increase in U.S. sales and an 8% increase internationally

•	WaterLase® revenue increased 32% in the U.S. and 19% internationally

•	Record high quarterly EPIC® revenue in the U.S. with a 57% increase

•	Quarterly average selling price of flagship WaterLase® iPlus continued to improve

Operating loss down 52%

•	Gross margin of 41%, up more than 970 basis points due to improved pricing and geographic sales mix

•	Operating expenses decreased 16%

Cash used down 54% to $1.8 million, and down 65% sequentially from this year’s first quarter

2016 Six Month highlights with comparisons to 2015 Six Months include:

Worldwide revenue of $24.8 million increased $2.1 million, or 9%, driven by U.S. sales

•	WaterLase® revenue increased 24% in the U.S. and 4% increase internationally

•	Worldwide EPIC® revenue increased 10%

Operating loss declined more than 41%, excluding effect of a favorable one-time 2015 legal settlement

•	Gross margin of 37%, up more than 700 basis points due to improved pricing and geographic sales mix

•	Operating expenses down 15%, adjusted for one-time legal settlement in 2015

Cash used down 41% to $6.8 million

Subsequent to the end of 2016 Second Quarter and announced today:

Secured private placement financing of $10.0 million to support working capital needs and for upcoming product launches.

President and CEO Harold Flynn, Jr., stated “Overall, I am pleased with the progress we made in the second quarter, having grown our business 16% year-over-year, with accelerating growth of 22% in our largest and most profitable market, the U.S., and positive 8% growth internationally. I am especially encouraged by the commercial team’s performance in our core laser business, posting very good results in both our all-tissue WaterLase franchise, as well as our soft-tissue EPIC product line. The U.S. team grew WaterLase revenue over 30%, yielding the highest quarterly unit sales in the last three years for a non-fourth quarter period, while maintaining favorable pricing relative to 2015. EPIC sales in the U.S. increased significantly growing 57%, benefiting from a startup order from a Dental Service Organization or “DSO” that will provide a base for additional consumable sales for years to come as the technology is integrated into routine protocols.

“We continued the narrowing of our operating losses and reduced our cash burn rate by more than 50% year-over-year, and 65% sequentially,” Flynn added. “While I am very proud of the company’s performance in the second quarter, including our significant gross margin expansion at almost 10 full percentage points, we still have significant and important work to do to ensure that we can deliver consistent sales growth, improved profitability, and reduced cash burn. We maintained key investments in our future through the quarter in new product development, and expect to see returns on those investments in the form of accelerated growth and operating profit in the coming several quarters. Now that we have secured additional funding through the capital raise we announced today, we believe we are well positioned to launch new products and continue our commercial expansion efforts.”

Second Quarter and Six-Month Financial Results
Net Revenue. Net revenue for the second quarter of 2016 was $13.8 million, as compared to net revenue of $11.9 million for the second quarter of 2015. The year-over-year increase of 16% was driven by an increase in worldwide WaterLase and EPIC sales and an increase in international sales of imaging systems, partially offset by slower international consumable sales.

Net revenue for the six months ended June 30, 2016 was $24.8 million, as compared to net revenue of $22.7 million for the six months ended June 30, 2015. The year-over-year increase of 9% was driven by an increase in worldwide WaterLase and imaging systems sales, partially offset by slower worldwide consumable sales.

Gross Profit. Gross margin typically fluctuates with product and regional mix, selling prices, product costs and revenue levels. Gross margin for the second quarter of 2016 was 41%, as compared to 31% in the second quarter of 2015, or a 977 basis points increase.

Gross margin for the six months ended June 30, 2016 was 37%, as compared to 30% for the six months ended June 30, 2015, or a 706 basis points increase. Improvements reflect an increase in net revenue and a larger mix of domestic sales, which typically have higher product margins due to higher pricing.

Operating Expenses. Total operating expenses in the second quarter of 2016 were $9.0 million, as compared to $10.7 million in the second quarter of 2015. The year-over-year decrease of $1.7 million was primarily driven by a $451 thousand decrease in General and Administrative and Sales and Marketing operating expenses, a $305 thousand decrease in bad debt expense, a $253 thousand decrease in media, advertising, and printing expenses, a $180 thousand decrease in investor relations expense, a $150 thousand decrease in patent and legal expenses, and a $146 thousand decrease in payroll and consulting related expenses.

Total operating expenses for the six months ended June 30, 2016 were $17.0 million, as compared to $19.2 million for the six months ended June 30, 2015. The year-over-year decrease of $2.2 million was primarily driven by a $864 thousand decrease in General and Administrative and Sales and Marketing payroll and consulting related expenses, a $521 thousand decrease in media, advertising, and printing expenses, a $423 thousand decrease in patent and legal expenses, and a $374 thousand decrease in bad debt expense. Partially offsetting the decreases in General and Administrative and Sales and Marketing expenses is a $731 thousand increase in legal settlement realized in the first quarter of 2015, resulting in a credit to operating expenses associated with the recovery of prior legal expenses.

Net Loss. Net loss for the second quarter of 2016 was $3.5 million, or a $0.06 loss per share, as compared to a net loss of $7.0 million, or a $0.12 loss per share, for the second quarter of 2015. The decrease in net loss is attributed to overall business improvements including a $1.9 million increase in net revenue and a $1.7 million decrease in operating expenses. After adding back the second quarter’s net interest income of $17 thousand, removing the income tax provision of $37 thousand, non-cash depreciation and amortization expenses of $276 thousand and non-cash stock-based compensation of $946 thousand, the non-GAAP net loss for the second quarter of 2016 totaled $2.3 million, or a loss of $0.04 per share, compared with a non-GAAP net loss of $5.9 million, or a loss of $0.10 per share, during the second quarter of 2015.

Net loss for the six months ended June 30, 2016 was $7.8 million, or a $0.13 loss per share, as compared to a net loss of $12.5 million, or a $0.21 loss per share, for the six months ended June 30, 2015. The decrease in net loss is attributed to overall business improvements including a $2.1 million increase in net revenue, a $293 thousand reduction in cost of revenue, and a $2.2 million decrease in operating expenses. After adding back the second quarter’s year-to-date net interest income of $34 thousand, removing the income tax provision of $77 thousand, non-cash depreciation and amortization expenses of $488 thousand and non-cash stock-based compensation of $1.8 million, the non-GAAP net loss for the six months ending June 30, 2016 totaled $5.5 million, or a loss of $0.10 per share, compared with a non-GAAP net loss of $10.5 million, or a loss of $0.18 per share, for the six months ending June 30, 2015.

Chief Financial Officer David Dreyer said, “Our second quarter results compared to a year ago reflected improvements throughout our operations, including double digit sales growth led by the U.S. laser business; a 10 percentage point improvement in gross margin; and continued double digit reductions in our operating expenses. This was all accomplished while continuing to stay focused on our key priorities, investing in new product development and improving our customer facing activities. While we still have challenges ahead of us to achieving sustainable profitability, our recent quarter end loss was half the amount of last year’s quarterly net loss, and our non-GAAP loss was reduced by over 60%.”

Liquidity and Capital Resources
As of June 30, 2016, BIOLASE had approximately $13.6 million in working capital. Cash and restricted cash equivalents at the end of the second quarter 2016 were $5.1 million, as compared to $11.9 million on December 31, 2015. Net accounts receivable totaled $11.0 million at June 30, 2016, as compared to $8.9 million at December 31, 2015.

Chief Financial Officer David Dreyer commented, “Preserving cash continues to be a top priority for management. This last quarter’s sales growth and favorable geographic mix combined with strong collections helped us minimize our cash usage during the quarter to just below $1.8 million. It’s worth pointing out that our Accounts Payable balances remained unchanged from the prior quarter, reflecting the company’s efforts in meeting its vendor commitments as we continue ramping up preparations to commercially launch new products later this year. As Harold mentioned, we have also entered into a Preferred Stock Purchase agreement with investors that include our largest shareholders and certain Board members and officers of the Company in a private placement raising $10.0 million, which is expected to close and be fully funded in a week’s time.”

Conference Call
As previously announced, the Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the second quarter and six months ended June 30, 2016, and to answer questions. To listen to the conference call live via telephone, dial 1-877-407-4019 from the U.S. or, for international callers, dial 1-201-689-8337, approximately 10 minutes before the start time. To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE, Inc.
BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including digital x-rays and CAD/CAM scanners. BIOLASE’s products are focused on technologies that advance the practice of dentistry to both the dentist and their patients. The Company’s proprietary laser products incorporate approximately 255 patented and 90 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold more than 32,000 laser systems to date in over 90 countries around the world. Laser products under development address the Company’s core dental market and other adjacent medical and consumer markets.

For updates and information on WaterLase® iPlus™ and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE® and WaterLase® are registered trademarks of BIOLASE, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations regarding future benefits of cost-saving measures and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual and quarterly reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained in this press release.

Cautionary Statement regarding Forward-Looking Statements
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning BIOLASE’s strategic initiatives, anticipated financial performance and product launches.

For further information, please contact:

BIOLASE, Inc.	DresnerAllenCaron
David Dreyer Chief Financial Officer	Rene Caron (Investors) 949-474-4300

ddreyer@biolase.com rcaron@dresnerallencaron.com

888-424-6527	Len Hall (Media) 949-474-4300 lhall@dresnerallencaron.com

(Financial Tables Follow)

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30					June 30
	2016			2015		2016			2015

Products and services revenue	$	13,755		$11,835			$24,734			$22,586
License fees and royalty revenue		55		34			86			138

Net revenue		13,810		11,869			24,820			22,724
Cost of revenue		8,154		8,168			15,520			15,813
Gross profit		5,656		3,701			9,300			6,911

Operating expenses:
Sales and marketing		4,488		4,743			8,292			9,497
General and administrative		2,655		3,916			4,922			6,503
Engineering and development		1,900		1,974			3,786			3,777
Excise tax			—	97				—	11>	153
Patent infringement legal settlement			—		—	11>		10> —		(731)

Total operating expenses		9,043		10,730			17,000			19,199

Loss from operations		(3,387)		(7,029)			(7,700)			(12,288)

Gain (loss) on foreign currency transactions		(126)		1			(55)			(129)
Interest income, net		17		23			34			23
Non-operating loss, net		(109)		24			(21)			(106)

Loss before income tax provision (benefit)		(3,496)		(7,005)			(7,721)			(12,394)
Income tax provision		37		36			77			83
Net loss	$	(3,533)		$(7,041)			$(7,798)		$	(12,477)

Net loss per share:
Basic	$	(0.06)		$(0.12)			$(0.13)			$(0.21)

Diluted	$	(0.06)		$(0.12)			$(0.13)			$(0.21)

Shares used in the calculation of net loss per share:
Basic		58,257		58,180			58,243			58,163

Diluted		58,257		58,180			58,243			58,163

		BIOLASE, INC.
	CONSOLIDATED BALANCE SHEETS
	(unaudited, in thousands, except per share data)

		June 30								December 31
					-		-
	2016						2015
ASSETS
Current assets:
Cash and cash equivalents	$			4,877						$11,699
Restricted cash equivalent				200						200
Accounts receivable, less allowance of $1,616 in 2016 and $1,765 in 2015				11,036						8,948
Inventory, net				11,262						12,566
Prepaid expenses and other current assets				1,132						1,387

Total current assets				28,507						34,800
Property, plant and equipment, net				3,994						3,727
Intangible assets, net				23						51
Goodwill				2,926						2,926
Other assets				551						747
Total assets	$			36,001					$	42,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$			6,914						$5,960
Accrued liabilities				4,810						5,906
Customer deposits				66						85
Deferred revenue, current portion				3,161						3,155
Total current liabilities				14,951						15,106
								-
Deferred income taxes, net				768						738
Deferred revenue, long-term				82						142
Capital lease obligation, long-term				74						159
Warranty accrual, long-term				866						843
Other liabilities, long-term				308						338
Total liabilities				17,049						17,326
								-
Stockholders’ equity:
Preferred stock, par value $0.001				—						—
Common stock, par value $0.001				58						58
Additional paid-in capital				190,402						188,622
Accumulated other comprehensive loss				(756)						(801)
Accumulated deficit				(170,752)						(162,954)
								-
Total stockholders’ equity				18,952						24,925
								-
Total liabilities and stockholders’ equity	$			36,001					$	42,251

		BIOLASE, INC.
	CONSOLIDATED STATEMENTS OF CASH FLOWS
	(unaudited, in thousands, except per share data)

					Six Months Ended
						June 30

				2016					2015

Cash Flows from Operating Activities:
Net loss			$		(7,798)					$(12,477)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization					488					324
(Recovery) provision for bad debts, net					(85)					281
Stock-based compensation					1,780					1,635
Deferred income taxes					30					31
Earned interest income, net					(33)					(23)
Changes in operating assets and liabilities:
Restricted cash					—					(200)
Accounts receivable					(1,968)					(1,031)
Inventory					908					(1,172)
Prepaid expenses and other current assets					451					(385)
Customer deposits					(19)					(16)
Accounts payable and accrued liabilities					25					1,237
Deferred revenue					(54)					757
Net cash and cash equivalents used in operating activities					(6,275)					(11,039)

Cash Flows from Investing Activities:
Purchases of property, plant, and equipment					(502)					(433)
Net cash and cash equivalents used in investing activities					(502)					(433)

Cash Flows from Financing Activities:
Principal payments under capital lease obligation					(86)					—
Deposit on capital lease					—					(42)
Proceeds from exercise of stock options and warrants					—					44

Net cash and cash equivalents (used in) provided by financing activities					(86)					2

Effect of exchange rate changes					41					(168)

Decrease in cash and cash equivalents					(6,822)					(11,638)
Cash and cash equivalents, beginning of period					11,699					31,560
Cash and cash equivalents, end of period			$		4,877		$			19,922

Supplemental cash flow disclosure — Cash Paid:
Interest paid			$		2		$			—
Income taxes paid			$		48					$44
Supplemental cash flow disclosure — Non-cash:
Assets acquired under capital lease			$		—					$405
Accrued capital expenditures and tenant improvement allowance			$		102					$555

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, other equity instruments, and other non-cash compensation. Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

	BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited, in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30				June 30
	2016		2015		2016		2015

GAAP net loss	$	(3,533)	$	(7,041)	$	(7,798)	$	(12,477)
Adjustments:
Interest income, net		(17)		(23)		(34)		(23)
Income tax provision		37		36		77		83
Depreciation and amortization expense		276		166		488		324
Stock-based compensation, other equity instruments, and other non-cash compensation expense		946		935		1,780		1,635
Non-GAAP net loss	$	(2,291)	$	(5,927)	$	(5,487)	$	(10,458)

GAAP net loss per share, basic and diluted	$	(0.06)		$(0.12)		$(0.13)		$(0.21)
Adjustments:
Interest income, net		—		—		—		—
Income tax provision		—		—		—		—
Depreciation and amortization expense		—		—		—		—
Stock-based compensation, other equity instruments, and other non-cash compensation expense		0.02		0.02		0.03		0.03

Non-GAAP net loss per share, basic and diluted	$	(0.04)		$(0.10)		$(0.10)		$(0.18)

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